ServiceNow Reports Fourth Quarter and Full-Year 2023 Financial Results

•ServiceNow exceeds guidance across all Q4 2023 topline growth and profitability metrics; raises 2024 subscription revenues and operating margin outlook
•Subscription revenues of $2,365 million in Q4 2023, representing 27% year-over-year growth, 25.5% in constant currency
•Total revenues of $2,437 million in Q4 2023, representing 26% year-over-year growth, 24% in constant currency
•Current remaining performance obligations of $8.60 billion as of Q4 2023, representing 24% year-over-year growth, 23% in constant currency
•168 transactions over $1 million in net new ACV in Q4 2023, up 33% year-over-year

SANTA CLARA, Calif. - January 24, 2024 - ServiceNow (NYSE: NOW), the leading digital workflow company making the world work better for everyone, today announced financial results for its fourth quarter ended December 31, 2023, with subscription revenues of $2,365 million in Q4 2023, representing 27% year-over-year growth and 25.5% in constant currency.

“ServiceNow closed out the year with another outstanding quarter,” said ServiceNow Chairman and CEO Bill McDermott. “Generative AI is injecting new fuel into our already high-performing engine. ServiceNow’s intelligent platform for end-to-end digital transformation is driving massive leaps in productivity and explosive growth. This is a breakthrough moment.”

As of December 31, 2023, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $8.60 billion, representing 24% year-over-year growth and 23% in constant currency. The company now has 1,897 total customers with more than $1 million in annual contract value (“ACV”), representing 15% year-over-year growth in customers.

“Once again we exceeded our topline growth and operating margin guidance metrics, showcasing ServiceNow’s consistent and relentless focus on execution,” said ServiceNow CFO Gina Mastantuono. “We ended Q4 with a 99% renewal rate, accelerating large new logo growth, and the strongest NNACV contribution for any new product family with the introduction of our Plus SKUs. The accelerating pace of investment in workflow automation and generative AI positions us well for another strong year and we are raising our outlook for 2024.”

Recent Business Highlights

•In its first full quarter since the launch of Now Assist, ServiceNow saw the largest net-new ACV contribution for a first quarter of any new product family release. The company also continued to execute on its ambitious generative AI roadmap, launching a major expansion to its Now Assist generative AI portfolio with Now Assist in Virtual Agent, flow generation, and Now Assist for Field Service Management.
•The company continued to grow its AI-related partnerships—including a strategic partnership with DXC—to integrate ServiceNow advanced analytics and enhanced AI capabilities into DXC Platform XTM. ServiceNow also announced a five-year Strategic Collaboration Agreement with Amazon Web Services (AWS) to offer the ServiceNow Platform and full suite of solutions in the AWS Marketplace. The two companies will also co-develop and launch industry-specific, AI powered applications.
•Today, ServiceNow announced a broader strategic alliance with EY to empower responsible AI use for enterprise customers, deliver unified solutions for AI compliance and governance, and bring AI-enhanced experiences to EY employees and clients with ServiceNow Now Assist.
•Additionally, ServiceNow and Visa today announced a five-year strategic alliance to transform payment services experiences. The initial phase includes the launch of ServiceNow Disputes Management, Built with Visa–– a single, connected solution for disputes resolution.
•In Q4, ServiceNow joined the AI Alliance launched by IBM and Meta, to advance open, safe, and responsible AI. The AI Alliance consists of a broad range of organizations that are working across aspects of AI education, research, development and deployment, and governance to support open innovation and open science in AI.
•The company announced its acquisition of task mining company UltimateSuite to bolster automation and AI capabilities, helping customers identify process bottlenecks and drive stronger operational efficiencies.
•Aston Martin Aramco Cognizant Formula One® Team announced ServiceNow as the intelligent platform partner to streamline the team’s AMR Technology Campus.
•During the quarter, ServiceNow repurchased 400,000 shares of its common stock for $256 million as part of its share repurchase program, with the primary objective of managing the impact of dilution from future employee equity grants and employee stock purchase programs. $962 million of the original authorized amount remains available for future share repurchases under the existing program.
•The company received significant recognition during the quarter, ranking #1 in the software category and #5 overall in the American Opportunity Index, as well as #3 on Glassdoor’s Best Places to Work 2023. ServiceNow was further recognized by placing on Fortune World’s 25 Best Workplaces™ and Fortune 100 Best Large Workplaces for Women™ lists(1). The company was also named a Leader in both the Forrester Wave ™: Governance, Risk, and Compliance and The Forrester Wave™: Digital Process Automation Software.

(1)    ©2023 FORTUNE Media IP Limited All rights reserved. Used under license. FORTUNE and FORTUNE Media IP Limited are not affiliated with, and do not endorse products or services of, ServiceNow.

Fourth Quarter 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter 2023:

	Fourth Quarter 2023 GAAP Results		Fourth Quarter 2023 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,365	27%	$2,332	25.5%
Professional services and other revenues	$72	(10%)	$71	(11%)
Total revenues	$2,437	26%	$2,403	24%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$8.60	24%	$8.52	23%
RPO	$18.0	29%	$17.9	27.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$1,922	81%	$1,996	84%
Professional services and other gross profit (loss)	($1)	(1%)	$11	15%
Total gross profit	$1,921	79%	$2,007	82%
Income from operations	$270	11%	$717	29%
Net cash provided by operating activities	$1,605	66%
Free cash flow			$1,344	55%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$295	$1.44 / 1.43	$643	$3.14 / 3.11

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues, professional services and other revenues, total revenues, cRPO and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Full-Year 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the full-year 2023:

	Full-Year 2023 GAAP Results		Full-Year 2023 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$8,680	26%	$8,647	25.5%
Professional services and other revenues	$291	(18%)	$290	(18%)
Total revenues	$8,971	24%	$8,937	23.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$8.60	24%	$8.52	23%
RPO	$18.0	29%	$17.9	27.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$7,074	82%	$7,353	85%
Professional services and other gross profit (loss)	($24)	(8%)	$28	10%
Total gross profit	$7,050	79%	$7,381	82%
Income from operations	$762	8%	$2,489	28%
Net cash provided by operating activities	$3,398	38%
Free cash flow			$2,728	30%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$1,731	$8.48 / $8.42	$2,215	$10.85 / $10.78

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues, professional services and other revenues, total revenues, cRPO and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook

Our guidance includes GAAP and non-GAAP financial measures. The non-GAAP growth rates for subscription revenues and cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends. Our Q1 2024 cRPO guidance reflects the continued strength of our public sector business, which drives a higher mix of 12-month contracts and self-hosted deals, both of which contribute to subscription revenue growth but whose economic benefits are not fully represented in cRPO growth. As we have previously mentioned, the Q3 2023 strength of our U.S. Federal business has resulted in a higher mix of contracts containing 12-month renewal terms. This will create a negative 1.5-point impact and negative 2-point impact to Q1 and Q2 2024 cRPO growth, respectively, as that balance is amortized into revenue. We expect that these contracts will renew in Q3 2024 as ServiceNow’s U.S. Federal renewal rates have been 99%.

The following table summarizes our guidance for the first quarter 2024:

	First Quarter 2024 GAAP Guidance		First Quarter 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,510 - $2,515	24% - 24.5%	23.5% - 24%

cRPO		20%	20%
Note: Includes impact from strength of public sector business noted above
			Margin (%)(2)
Income from operations			29%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 31-day average of foreign exchange rates for December 2023 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2024:

	Full-Year 2024 GAAP Guidance		Full-Year 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$10,555 - $10,575	21.5% - 22%	21.5%

			Margin (%)(2)
Subscription gross profit			84.5%
Income from operations			29%
Free cash flow			31%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2024 guidance are based on the 31-day average of foreign exchange rates for December 2023 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (22:00 GMT) on January 24, 2024. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/685457644

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (647) 362‑9199 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Morgan Stanley Technology, Media & Telecom Conference on Monday, March 4, 2024, at 2:10 p.m. PT.

The live webcast will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2022, the average exchange rates in effect for our major currencies were 1 USD to 0.98 Euros and 1 USD to 0.85 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q4 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.81 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period rather than the exchange rates for the guidance period. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2022, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.83 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q4 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.91 Euros and 1 USD to 0.79 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of armed conflicts and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2023, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) makes the world work better for everyone. Our cloud-based platform and solutions help digitize and unify organizations so that they can find smarter, faster, better ways to make work flow. So employees and customers can be more connected, more innovative, and more agile. And we can all create the future we imagine. The world works with ServiceNowTM. For more information, visit: www.servicenow.com.

© 2023 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
408.250.8644
press@servicenow.com

Investor Contact:
Darren Yip
925.388.7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Subscription	$2,365	$1,860	$8,680	$6,891
Professional services and other	72	80	291	354
Total revenues	2,437	1,940	8,971	7,245
Cost of revenues (1):
Subscription	443	324	1,606	1,187
Professional services and other	73	91	315	386
Total cost of revenues	516	415	1,921	1,573
Gross profit	1,921	1,525	7,050	5,672
Operating expenses (1):
Sales and marketing	847	722	3,301	2,814
Research and development	562	454	2,124	1,768
General and administrative	242	194	863	735
Total operating expenses	1,651	1,370	6,288	5,317
Income from operations	270	155	762	355
Interest income	86	39	302	82
Other expense, net	(9)	(11)	(56)	(38)
Income before income taxes	347	183	1,008	399
Provision for (benefit from) income taxes	52	33	(723)	74
Net income	$295	$150	$1,731	$325
Net income per share - basic	$1.44	$0.74	$8.48	$1.61
Net income per share - diluted	$1.43	$0.74	$8.42	$1.60
Weighted-average shares used to compute net income per share - basic	205	203	204	201
Weighted-average shares used to compute net income per share - diluted	207	203	206	204

(1)Includes stock-based compensation as follows:

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cost of revenues:
Subscription	$54	$41	$202	$157
Professional services and other	12	16	52	67
Operating expenses:
Sales and marketing	127	122	505	459
Research and development	149	127	579	495
General and administrative	71	57	266	223

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,897	$1,470
Short-term investments	2,980	2,810
Accounts receivable, net	2,036	1,725
Current portion of deferred commissions	461	369
Prepaid expenses and other current assets	403	280
Total current assets	7,777	6,654
Deferred commissions, less current portion	919	742
Long-term investments	3,203	2,117
Property and equipment, net	1,358	1,053
Operating lease right-of-use assets	715	682
Intangible assets, net	224	232
Goodwill	1,231	824
Deferred tax assets	1,508	636
Other assets	452	359
Total assets	$17,387	$13,299
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$126	$274
Accrued expenses and other current liabilities	1,365	975
Current portion of deferred revenue	5,785	4,660
Current portion of operating lease liabilities	89	96
Total current liabilities	7,365	6,005
Deferred revenue, less current portion	81	70
Operating lease liabilities, less current portion	707	650
Long-term debt, net	1,488	1,486
Other long-term liabilities	118	56
Stockholders’ equity	7,628	5,032
Total liabilities and stockholders’ equity	$17,387	$13,299

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$295	$150	$1,731	$325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154	118	562	433
Amortization of deferred commissions	126	97	459	358
Stock-based compensation	413	363	1,604	1,401
Deferred income taxes	17	18	(857)	15
Other	13	8	—	17
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(852)	(785)	(300)	(340)
Deferred commissions	(264)	(197)	(717)	(566)
Prepaid expenses and other assets	(20)	34	(203)	(39)
Accounts payable	46	56	(142)	172
Deferred revenue	1,302	1,060	1,085	904
Accrued expenses and other liabilities	375	240	176	43
Net cash provided by operating activities	1,605	1,162	3,398	2,723
Cash flows from investing activities:
Purchases of property and equipment	(261)	(144)	(694)	(550)
Business combinations, net of cash acquired	—	(34)	(282)	(91)
Purchases of investments	(829)	(1,227)	(4,634)	(4,038)
Purchases of non-marketable investments	(19)	(29)	(75)	(167)
Sales and maturities of investments	654	545	3,522	2,245
Other	11	15	(4)	18
Net cash used in investing activities	(444)	(874)	(2,167)	(2,583)
Cash flows from financing activities:
Repayments of convertible senior notes attributable to principal	—	—	—	(94)
Proceeds from employee stock plans	1	—	194	177
Repurchases of common stock	(256)	—	(538)	—
Taxes paid related to net share settlement of equity awards	(126)	(75)	(459)	(427)
Net cash used in financing activities	(381)	(75)	(803)	(344)
Foreign currency effect on cash, cash equivalents and restricted cash	5	8	1	(53)
Net change in cash, cash equivalents and restricted cash	785	221	429	(257)
Cash, cash equivalents and restricted cash at beginning of period	1,119	1,254	1,475	1,732
Cash, cash equivalents and restricted cash at end of period	$1,904	$1,475	$1,904	$1,475

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Gross profit:
GAAP subscription gross profit	$1,922	$1,536	$7,074	$5,704
Stock-based compensation	54	41	202	157
Amortization of purchased intangibles	20	18	77	72
Business combination and other related costs	—	—	—	2
Non-GAAP subscription gross profit	$1,996	$1,595	$7,353	$5,935

GAAP professional services and other gross loss	$(1)	$(11)	$(24)	$(32)
Stock-based compensation	12	16	52	67
Non-GAAP professional services and other gross profit	$11	$5	$28	$35

GAAP gross profit	$1,921	$1,525	$7,050	$5,672
Stock-based compensation	66	57	254	224
Amortization of purchased intangibles	20	18	77	72
Business combination and other related costs	—	—	—	2
Non-GAAP gross profit	$2,007	$1,600	$7,381	$5,970

Gross margin:
GAAP subscription gross margin	81%	83%	82%	83%
Stock-based compensation as % of subscription revenues	2%	2%	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%	1%	1%
Business combination and other related costs as % of subscription revenues	—%	—%	—%	—%
Non-GAAP subscription gross margin	84%	86%	85%	86%

GAAP professional services and other gross margin	(1%)	(14%)	(8%)	(9%)
Stock-based compensation as % of professional services and other revenues	17%	20%	18%	19%
Non-GAAP professional services and other gross margin	15%	6%	10%	10%

GAAP gross margin	79%	79%	79%	78%
Stock-based compensation as % of total revenues	3%	3%	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP gross margin	82%	83%	82%	82%

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Income from operations:
GAAP income from operations	$270	$155	$762	$355
Stock-based compensation	413	363	1,604	1,401
Amortization of purchased intangibles	22	20	85	80
Business combination and other related costs	12	6	38	24
Non-GAAP income from operations	$717	$544	$2,489	$1,860

Operating margin:
GAAP operating margin	11%	8%	8%	5%
Stock-based compensation as % of total revenues	17%	19%	18%	19%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP operating margin	29%	28%	28%	26%

Net income:
GAAP net income	$295	$150	$1,731	$325
Stock-based compensation	413	363	1,604	1,401
Amortization of purchased intangibles	22	20	85	80
Business combination and other related costs	12	6	38	24
Income tax effects and adjustments(1)	(34)	(75)	(193)	(287)
Release of a valuation allowance on deferred tax assets	(65)	—	(1,050)	—
Non-GAAP net income	$643	$464	$2,215	$1,543

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.44	$0.74	$8.48	$1.61
GAAP net income per share - diluted	$1.43	$0.74	$8.42	$1.60
Non-GAAP net income per share - basic	$3.14	$2.29	$10.85	$7.66
Non-GAAP net income per share - diluted	$3.11	$2.28	$10.78	$7.59

GAAP weighted-average shares used to compute net income per share - basic	205	203	204	201

GAAP weighted-average shares used to compute net income per share - diluted	207	203	206	204
Effects of in-the-money portion of convertible senior notes(2)	—	—	—	(1)
GAAP and Non-GAAP weighted-average shares used to compute net income per share - diluted	207	203	206	203

Free cash flow:
GAAP net cash provided by operating activities	$1,605	$1,162	$3,398	$2,723
Purchases of property and equipment	(261)	(144)	(694)	(550)
Business combination and other related costs	—	2	24	7
Non-GAAP free cash flow	$1,344	$1,020	$2,728	$2,180

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	66%	60%	38%	38%
Purchases of property and equipment as % of total revenues	(11%)	(7%)	(8%)	(8%)
Business combination and other related costs as % of total revenues	—%	—%	—%	—%

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Non-GAAP free cash flow margin	55%	53%	30%	30%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our current long-term projections, we are using a non-GAAP tax rate of 19%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
(2)Effects of dilutive time-based stock awards, in-the-money portion of convertible senior notes and warrants are included in the GAAP weighted-average diluted shares in periods where we have GAAP net income. We exclude the in-the-money portion of convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our note hedges. We include stock awards with performance conditions not yet satisfied for non-GAAP weighted average diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met.

Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
March 31, 2024

GAAP operating margin	11%

Stock-based compensation expense as % of total revenues	17%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29%

Twelve Months Ending
December 31, 2024

GAAP subscription gross margin	81.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	84.5%

GAAP operating margin	12%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29%

GAAP net cash provided by operating activities as % of total revenues	39%

Purchases of property and equipment as % of total revenues	(8%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	31%

Note: Numbers are rounded for presentation purposes and may not foot.